UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 23, 2005 (September 19, 2005)
(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-32213 (Commission File No.)	20-0947002 (I.R.S. Employer Identification Number)
33 Maiden Lane New York, NY		10038 (Zip Code)
(Address of principal executive office)

(212) 651-7700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As of September 19, 2005, MortgageIT Holdings, Inc. (the "Company"), MortgageIT, Inc. ("MortgageIT") and MHL Funding Corp. ("MHL Funding") entered into Amendment No. 3 to the Master Repurchase Agreement ("Amendment No. 3"), among Credit Suisse First Boston Mortgage Capital LLC, the Company, MortgageIT and MHL Funding (together with the Company, the "Sellers"), which amends the Master Repurchase Agreement, dated as of March 11, 2005, as amended by Amendment No. 1 to the Master Repurchase Agreement dated June 17, 2005 and Amendment No. 2 to the Master Repurchase Agreement dated July 18, 2005 (the "Repurchase Agreement"). The only significant changes to the Repurchase Agreement resulting from Amendment No. 3 were (i) to increase the Maximum Aggregate Purchase Price by $250,000,000, from $500,000,000 to $750,000,000, (ii) to join MHL Funding as a party to the Repurchase Agreement, (iii) to modify the financial covenant relating to Adjusted Tangible Net Worth and (iv) to add a financial covenant requiring the Sellers to maintain liquidity of not less than $20 million as of the end of each month. Capitalized terms not defined in this paragraph have the meanings ascribed to them in the Repurchase Agreement. The foregoing description of Amendment No. 3 is qualified in its entirety by reference to Amendment No. 3, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

* * * *

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 3 to the Master Repurchase Agreement, dated as of September 19, 2005, among Credit Suisse First Boston Mortgage Capital LLC, MortgageIT Holdings, Inc., MortgageIT, Inc. and MHL Funding Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.
By: /s/ Andy Occhino Andy Occhino Secretary

Date: September 23, 2005

MORTGAGEIT HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K
Report Dated September 23, 2005 (September 19, 2005)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 3 to the Master Repurchase Agreement, dated as of September 19, 2005, among Credit Suisse First Boston Mortgage Capital LLC, MortgageIT Holdings, Inc., MortgageIT, Inc. and MHL Funding Corp.